THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS, OR GERALD STEVENS, INC. (THE "COMPANY") RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE LAW.

                        COMMON STOCK WARRANT CERTIFICATE

                              GERALD STEVENS, INC.

November 6, 2000

No. 3                                   For the  Purchase of 123,588  Shares of
                                        Common  Stock of Gerald Stevens, Inc.

         FOR VALUE RECEIVED, JOHN G. HALL (including successors, assigns and transfers, the "Holder") or the Holder's registered assigns is hereby granted the right to purchase from Gerald Stevens, Inc., a Florida corporation (the "Company"), 123,588 shares (the "Warrant Shares", which number shall be adjusted from time to time in accordance with Section 2 hereof) of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a purchase price of $0.01 per share (as adjusted from time to time in accordance with Section 2 hereof, the "Exercise Price") on the terms and conditions set forth in this Warrant (this "Warrant"), exercisable in whole or in part at any time and from time to time from November 6, 2000 until 6:00 p.m. on the date that is three years after the date hereof (the "Exercise Period"), on the terms and condition set forth in this Warrant (this "Warrant"); provided, that until July 1, 2001 not more than twenty-five percent (25%) of the Warrant Shares shall be exercisable and until January 1, 2002, not more than fifty percent (50%) of the Warrant Shares shall be exercisable.

I        Exercise
         --------

         1.1 Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or from time to time, during the Exercise Period by (i) surrendering this Warrant Certificate, with the form of exercise notice attached hereto as Exhibit A duly executed by the Holder, to the Company at its principal office, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check, bank check or wire transfer to an account designated by the Company. The minimum number of shares of Common Stock with respect to which this Warrant may be exercised, in whole or in part, at any time shall be the lesser of twenty-five percent (25%) of the total number of Warrant Shares which may be purchased under this Warrant or the maximum number of Warrant Shares available for purchase under this Warrant at the time of exercise. Upon any partial exercise of this Warrant, the Company, at its expense, shall promptly issue to the Holder for Holder's surrendered Warrant

Certificate a replacement Warrant Certificate identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.

         1.2 Issuance of Warrant Shares. The Warrant Shares purchased by Holder shall be issued as of the close of business on the date on which all actions required to be taken by the Holder and all payments required to be received by the Company, pursuant to Section 1.1, shall have been so taken and received and, the Holder shall be entitled to receive the Warrant Shares or other securities or property (including money) to which the Holder would have been entitled had the Holder been the record holder of such Warrant Shares or other securities or property on such date. Certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as practicable after this Warrant is surrendered and the Exercise Price is received.

II       Adjustments to Warrant.
         -----------------------

         The number of Warrant Shares for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth below.

         2.1 Stock Dividends, Subdivisions and Combinations. If the Company shall, at any time or from time to time: (a) make (or fix a record date for the holders of shares of its Common Stock entitled to receive) a dividend payable in, or other distribution of, additional shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (i) the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the occurrence of any such event shall be adjusted so that the Holder of this Warrant upon exercise on or after that date shall be entitled to receive the aggregate number of Warrant Shares which the Holder of this Warrant would have owned and been entitled to receive as a result of such event had this Warrant been exercised immediately prior thereto, and (ii) the Exercise Price in effect immediately prior to such event shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such event, and the denominator of which is the aggregate number of Warrant Shares purchasable upon exercise of this Warrant immediately thereafter.

         2.2 Dividends and Distributions in Other Securities. If the Company shall, at any time or from time to time, make (or fix a record date for the holders of shares of its Common Stock entitled to receive) a dividend or other distribution payable in other securities of the Company or in securities of any subsidiary of the Company (other than shares of Common Stock), then lawful and adequate provision shall be made so that the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant, for the aggregate Exercise Price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, the kind and number of other securities of the Company or securities of any subsidiary of the Company, which the Holder would have owned and been entitled to receive had this Warrant been exercised immediately prior to that date.

         2.3 Reorganizations, Mergers, Consolidations or Sales of Assets. If any of the following transactions (each, a "Special Transaction") shall become effective: (a) a capital reorganization, whether by reclassification, exchange, substitution or otherwise (other than a stock dividend, subdivision, combination or other distribution provided for elsewhere in this Section 2), (b) a consolidation or merger of the Company with another entity (other than a consolidation or merger in which the Company is the continuing entity), or (c) a sale or conveyance of all or substantially all of the Company's assets; then as a condition of any such Special Transaction, lawful and adequate provision shall be made so that the Holder of this Warrant shall thereafter have the right to purchase and receive upon exercise of this Warrant, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, for the aggregate Exercise Price in effect immediately prior to such consummation, such shares of stock as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of the shares of Common Stock for which this Warrant could have been exercised immediately prior to such Special Transaction. In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Warrant (including without limitation the provisions of this Section 2) shall thereafter be applicable, as nearly as may be practicable, to any shares of stock thereafter deliverable upon the exercise of this Warrant. In the event that all or any portion of the consideration payable in and pursuant to the terms of such Special Transaction to the holders of Common Stock consists of property other than shares of stock then such portion of the Warrant having a value equal to the difference between (x) the aggregate Exercise Price allocable to the non-stock property and (y) the fair market value of such non-stock property, shall, without any action on the part of the Holder, be deemed to be automatically exercised in exchange for such non-stock property and the remaining portion of the Warrant shall entitle the Holder to purchase the shares of stock at an aggregate Exercise Price allocable to the shares of stock. Notwithstanding anything to the contrary set forth herein, if the fair market value of the non-stock property is less than the aggregate Exercise Price allocable to such property then the portion of the Warrant attributable to the non-stock property shall be deemed expired.

         2.4      Notice.  In the event that:

                  (a) the Company shall fix a record date for the holders of shares of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of shares of Common Stock or other securities of the Company; or

                  (b) the Company shall enter into any agreement or adopt any plan for a capital reorganization of the Company, the consolidation or merger of the Company with or into another entity, or the sale or conveyance of all or substantially all of the assets of the Company to another entity; or

                  (c) the Company shall adopt any plan for or otherwise shall become subject to any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (d) the Company shall propose to take any other action which would require an adjustment pursuant to Section 2.1 through 2.3,

then, and in each case, the Company shall mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be: (i) the date on which a record is to be fixed for the purpose of such dividend or distribution, and stating the amount and character of such dividend or distribution, or (ii) the date on which such reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up or other action is to become effective, and the time, if any, to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up or other action. Such notice shall be mailed at least 20 days prior to the date therein specified and this Warrant may be exercised prior to said date during the Exercise Period.

         2.5 Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of this Warrant, the Company shall, in lieu of such issuance, pay to the exercising Holder an amount in cash equal to the current value of such fraction, computed on the basis of the Current Market Price of the Common Stock on the last business day prior to the date of exercise upon which a sale of Common Stock shall have been effected. As used in this Warrant, the term "Current Market Price" means with respect to the Common Stock: (a) for so long as the issuer is a Public Entity (as hereafter defined) and the Common Stock is traded on an organized exchange, the average closing price of the Common Stock on the stock exchange where the Common Stock is traded or the last bid price as quoted on the NASDAQ for the immediately preceding five (5) trading days; and (b) for so long as the issuer is not a Public Entity or the Common Stock is not traded on an organized exchange, the price per share of the Common Stock as determined in good faith by the Company's board of directors. If such valuation is objected to by the Holder of this Warrant, such valuation will be made by a reputable investment bank of national standing mutually selected by the Holder and the Company, the expense of which will be paid by the Company. "Public Entity" means an entity (i) whose Common Stock is then registered pursuant to Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) in which the aggregate market value of Common Stock held by non-affiliates which is then available for public trading is not less than Twenty-Five Million Dollars ($25,000,000.00), computed by reference to the closing price of the Common Stock on the stock exchange where the Common Stock is traded or the last bid price as quoted on the NASDAQ.

         2.6 Effect of Alternate Securities. If at any time, as a result of an adjustment made pursuant to this Section 2, the Holder of this Warrant shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of this Warrant shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares as contained in this Section 2.

         2.7 Successive Application; Readjustment. The provisions of this
Section 2 shall similarly apply from time to time to successive events covered by this Section. If the Company shall fix a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution to shareholder thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record date and any such adjustment previously made in respect thereof shall be rendered void and annulled.

         2.8 Certificate as to Adjustments. In the event of an adjustment in the number of Warrant Shares or in the Exercise Price, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

III      Rights of the Holder
         --------------------

         3.1 No Rights as Shareholder. The Holder shall not, solely by virtue of this Warrant and prior to the issuance of the Warrant Shares upon due exercise hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, or to receive any notice of special or annual meetings of shareholders, except as may be specifically provided for herein.

         3.2 No Impairment; Certain Covenants. The Company shall not by any action including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Warrant Shares will, upon issuance in accordance with the terms hereof and the payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, (b) at all times during the Exercise Period have authorized and reserved sufficient shares of Common Stock to provide for the exercise of this Warrant in full, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant; provided that the obligation of the Company to register this Warrant or any Warrant Shares shall be governed by Article 6.

IV       Representations and Warranties of the Company.
         ---------------------------------------------

         The Company represents and warrants to and agrees with the Holder as follows:

         4.1 Sufficient Shares. The Company has authorized, and shall at all times hereafter reserve and keep available, sufficient shares of Common Stock to fulfill the Company's obligations under this Warrant and all of the other warrants, options and convertible securities issued by the Company. On exercise of this Warrant and satisfaction of the Exercise Price, the Warrant Shares issued to the Holder will be validly issued, fully paid, non-assessable and free and clear of all liens, claims and encumbrances, except as may be permitted by or imposed by the Holder.

         4.2 Authority. The Company has taken all necessary action to authorize the execution and delivery of this Warrant and the issuance of the Warrant Shares on the exercise of this Warrant. This Warrant is a valid, binding and enforceable obligation of the Company. The execution, delivery and performance of this Warrant will not violate: (a) any provision of the organizational documents or charter of the Company; (b) any order, writ, injunction or decree of any court, administrative agency or governmental body applicable to the Company or the Common Stock; or (c) any material contract, lease, note, bond, mortgage or other material agreement to which the Company is a party, by which the Company is bound or to which any of the Company's assets are subject.

         4.3 Interests. The Warrant Shares represent not less than 0.225 percent of the total equity interests of the Company as at the date hereof on a diluted basis and subject to further adjustment as provided herein.

         4.4 Registration. If the Warrant Shares or any securities of the Company issuable upon the exercise of the Warrants require registration with, or approval of, any governmental authority (in addition to such as the Company is required to obtain pursuant to Article 6 hereof), or the taking of any other action (in addition to such as the Company is required to obtain pursuant to Article 6 hereof), under the laws of the United States of America or any state or political subdivision thereof, before such securities may be validly offered or sold to the Holder hereunder in compliance with such laws, then the Company covenants that at its expense it will, in good faith and as expeditiously as practicable, endeavor to secure and maintain such registration or approval or to take such other action, as the case may be; provided, however, that the Company will not be required to register this Warrant or any Warrant Shares under any federal or state securities laws except in accordance with Article 6 hereof, or to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

V        Restrictive Legend.
         -------------------

         5.1 This Warrant is being acquired and any Warrant Shares to be acquired by the Holder pursuant to this Warrant (collectively, "Securities") will be acquired for investment for the Holder's own account and not for resale in connection with any distribution of such Securities within the meaning of the Securities Act of 1933 (as amended, the "Securities Act"). The Securities will not be sold, transferred or otherwise disposed of without registration under the Securities Act and state securities laws or qualification for exemptions therefrom. The Holder agrees that, until the Company has caused the registration of such shares under the Securities Act, each certificate evidencing the Warrant Shares may be inscribed with a legend to the foregoing effect, which legend will be as follows:

                  The shares represented by this certificate have been acquired solely for investment purposes and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction, and may not be sold, transferred, assigned or otherwise disposed of unless and until such shares are first registered or qualified under the Securities Act and all applicable state securities laws and all rules and regulations promulgated thereunder, or unless and until the holder hereof provides an opinion of counsel, in form and substance satisfactory to the Company, that such registration and qualification is not required under applicable law.

VI       Registration Rights.
         --------------------

         6.1      Intentionally omitted.
                  ---------------------

         6.2 Piggy-Back Registration. If the Company proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-8 or Form S-4 or any successor or similar forms, relating to (i) Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (ii) in connection with a direct or indirect acquisition by the Company of another entity), whether or not for sale for its own account, it will each such time give prompt written notice at least 15 days prior to the anticipated filing date of the registration statement relating to such registration to the Holder, which notice shall set forth such Holder's rights under this Section 6.2 and shall offer such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request (a "Piggy-Back Registration"). Subject to the foregoing and the limitation set forth below in this Section 6.2, upon the written request of any Holder made within 5 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (A) if such registration involves an underwritten public offering, such Holder requesting to be included in the Company's registration must sell its Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section
6.2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall, in its sole and absolute discretion, determine for any reason not to register such Registrable Securities, the Company shall give written notice to such Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 6.2. The Holder shall be responsible for the payment of any discounts and/or commissions resulting from the engagement by such Holder of underwriters or placement agents in connection with resales of Registrable Securities subject to any registration pursuant to this Section 6.2. Notwithstanding any other provision of this Section 6.2, if the underwriter of such registration advises the Company in writing with a copy to the Holders that marketing factors require a limitation of the number of shares of Registrable Securities to be underwritten, the Company shall so advise all Holders, and the number of securities including Registrable Securities that may be included in such registration shall be apportioned pro rata, based on the number of shares requested to be included in such registration by the Holders and by all other holders of securities participating in such registration; provided that in no event will the Holder be entitled pursuant to this Section 6.2 to limit the number of shares that the Company would be entitled to otherwise sell pursuant to its proposed registration. In addition, the rights contained in this Section
6.2 shall not be used in such a way as to limit the number of shares which any other holder of demand registration rights would otherwise be entitled to sell pursuant to a demand for registration made by such holder.

         6.3 Holdback Agreements. If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Holder agrees not to effect any sale or distribution, including, without limitation, any sale pursuant to Rule 144 or any provision under the Securities Act, of any Warrant Shares, and not to effect any sale or distribution of any stock convertible into or exchangeable or exercisable for any Common Stock of the Company (in each case, other than as part of such public offering) during the 20 trading days prior to the effective date of such registration statement or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Company and (ii) 180 days.

         6.4 Filings; Information. In connection with any registration under this Section 6, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is practicable, and in connection with any such request:

                  (a) The Company shall use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days.

                  (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Holder and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the Holder and each such underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Holder or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

                  (c) After the filing of the registration statement, the Company will promptly notify the Holder of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Holder reasonably requests; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.4(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                  (e) The Company will as promptly as is practicable notify the Holder at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealers of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly make available to the Holder and to the underwriters any such supplement or amendment. The Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Holder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Holder and the underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives such notice, the Company will extend the period during which such registration statement will be maintained effective as provided in Section 6.4(a) by the number of days during the period from and including the date of the giving of such notice to the date when the Company makes available to the Holder such supplemented or amended prospectus.

                  (f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

                  (g) The Company will use its reasonable best efforts to cause all Warrant Shares to be listed on each securities exchange and/or market on which the Company's shares of Common Stock are then listed, and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the shares of Common Stock are traded.

         6.5 Shareholder Information. The Company may require the Holder promptly to furnish in writing to the Company such information regarding the Holder and its affiliates, its and its affiliates' holdings of securities of the Company, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request in connection with such registration.

         6.6 Company Indemnity. The Company will indemnify the Holder, each of its officers, directors and partners, and each person controlling such Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Article 6, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, preliminary prospectus, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its directors, officers and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein. The indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld or delayed).

         6.7 Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their directors, officers and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, preliminary prospectus, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case only insofar as such untrue statement or alleged untrue statement or omission relates to such Holder, and will reimburse the Company and each such other Holder and its directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus (including any related registration statement, preliminary prospectus, notification or the like) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6.7 shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed).

         6.9 Procedure. Each party entitled to indemnification under this
Article 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at its expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         6.10 Contribution. If the indemnification provided for in Article 6 is unavailable to any Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a materiel fact related to information supplied by the Company or by such Holder.

                  In no event shall the obligation of any Indemnifying Party to contribute under this Section 6.10 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6.6 or 6.7 hereof had been available under the circumstances.

                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.10 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (unless such defense had been undertaken by the Indemnifying Party). Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6.11 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

VII      Termination.
         ------------

         Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of June 4, 1999 by and among the Company, Bank of America, N.A. as agent and the lenders from time to time party thereto (as amended, modified, supplemented or amended and restated from time to time, the "Credit Agreement"). If the Company shall repay all Obligations (as defined in the Credit Agreement) and terminate the Credit Agreement on or before June 30, 2001, this Warrant shall thereupon expire as to seventy-five percent (75%) of the Warrant Shares originally covered hereby at the beginning of the Exercise Period. If the Company shall repay all Obligations (as defined in the Credit Agreement) and terminate the Credit Agreement on or before December 31, 2001, this Warrant shall thereupon expire as to fifty percent (50%) of the Warrant Shares originally covered hereby at the beginning of the Exercise Period.

VIII     Transfer or Loss of Warrant.
         ----------------------------

         8.1 Transfer. Subject to compliance with federal and state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of this Warrant or the Warrant Shares acquired upon any exercise hereof at any time and from time to time. Upon the sale, assignment, transfer or other disposition of all or any portion of this Warrant, the Holder shall deliver to Company a written notice of such in the form attached hereto as Exhibit B duly executed by Holder which includes the identity and address of any purchaser, assignee, or transferee. On such delivery, the Company will, subject to the conditions set forth herein, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant will promptly be cancelled. The conditions to transferability specified in this Warrant are intended to provide certain protections to the Holder and the Company and to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect to the transfer of any Warrant or any Warrant Shares and are to be strictly construed.

         8.2 Lost, Stolen, Destroyed or Mutilated Warrants. In case any Warrant is mutilated, lost, stolen or destroyed, the Company agrees to issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, on receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

IX       Miscellaneous.
         --------------

         9.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Warrant must be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party may designate by written notice to the other parties:

          To the Company:            Gerald Stevens, Inc.
                                     1800 Eller Drive
                                     Suite 300
                                     Fort Lauderdale, Florida 33316
                                     Attn:  President
                                     Fax:   (954) 627-1330

          To the Holder:             John G. Hall
                                     c/o Gerald Stevens, Inc.
                                     1800 Eller Drive
                                     Suite 300
                                     Fort Lauderdale, Florida 33316
                                     Attn:  President
                                     Fax:   (954) 627-1330

         9.2 Expenses; Taxes. Any sales tax, stamp duty, deed transfer or other tax (except only taxes based on the income of Holder and taxes arising from the issuance of Warrant Shares in a name other than that of the Holder) arising out of the issuance and sale of this Warrant or the Warrant Shares issuable upon exercise of this Warrant and consummation of the transactions contemplated by this Warrant Certificate shall be paid by the Company.

         9.3 Amendment; Waiver. This Warrant Certificate may not be modified, amended, supplemented, cancelled or discharged, except by written instrument executed by the Company and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Warrant Certificate shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege provided that this Warrant shall not be exercisable subsequent to the expiration of the Exercise Period. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         9.4 Headings. The headings contained in this Warrant Certificate are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Warrant Certificate.

         9.5 Governing Law. This Warrant is being delivered and is intended to be performed in the State of Florida and will be construed and enforced in accordance with, and the rights of the parties will be governed by, the law of such state, without regard to its conflict of laws principles.

         9.6 Severability. Should any part of this Warrant for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered as of the day and year first above written.

                                                 GERALD STEVENS, INC.,

                                                 a Florida corporation

                                                 By:
                                                    -----------------------
                                                 Name:  Jeffrey M. Mattson
                                                 Title:    Vice President

                                    EXHIBIT A
                                    ---------

                                 EXERCISE NOTICE
                                 ---------------

                 [To be executed only upon exercise of Warrant]

         The undersigned registered owner of the attached Warrant Certificate irrevocably exercises this Warrant for the purchase of the number of shares of Common Stock of Gerald Stevens, Inc. (the "Company") as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any such securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then the Company shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:
      -------------------------------

Amount of Shares Purchased:
                                            ------------------------------------

Aggregate Purchase Price:                   $
                                            ------------------------------------

Printed Name of Registered Holder:
                                            ------------------------------------

Signature of Registered Holder:
                                            ------------------------------------

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:

                           Name:
                                                --------------------------------

                           Street Address:
                                                 -------------------------------

                           City, State, Zip Code:
                                                 -------------------------------

                                    EXHIBIT B
                                    ---------

                                ASSIGNMENT NOTICE
                                -----------------

                 [To be executed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the person named below, whose address is set forth below, the rights represented by the attached Warrant Certificate to purchase the number of shares of Common Stock of Gerald Stevens, Inc. (the "Company") as is set forth below, to which the attached Warrant Certificate relates, and appoints _____________________________________, attorney to transfer such rights on the books of the Company with full power of substitution in the premises. If such shares of Common Stock of the Company shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then the Company, at its own expense, shall promptly issue to the undersigned a new Warrant Certificate of like tenor and date of the balance of the Common Stock issuable thereunder.

Date:
      -------------------------------

Amount of Rights Transferred
                                            ------------------------------------

Amount of Rights Retained:                  $
                                            ------------------------------------

Printed Name of Registered Holder:
                                            ------------------------------------

Signature of Registered Holder:
                                            ------------------------------------

NOTICE: The signature on this Assignment Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Warrant Certificate for transferred Warrants to be issued and registered in the following name, and delivered to the following address:

                           Name:
                                                --------------------------------

                           Street Address:
                                                 -------------------------------

                           City, State, Zip Code:
                                                 -------------------------------